Highbury Financial Inc. Financial and Operating Results
for the Third Quarter and First Nine Months of 2007

Company Reports Basic EPS of $0.09 and Basic Cash EPS of $0.12;
Diluted EPS of $0.09 and Diluted Cash EPS of $0.12 for the Third Quarter

Denver, Colorado, November 7, 2007 — Highbury Financial Inc. (OTCBB: HBRF, HBRFU, HBRFW) today reported its financial and operating results for the three months and nine months ended September 30, 2007.

Net Income for the third quarter of 2007 was $892,699, compared to $201,013 for the third quarter of 2006. Cash Net Income was $1,175,816 for the third quarter of 2007, compared to $201,013 for the third quarter of 2006. Basic and diluted Cash Net Income per share (“Cash EPS”) for the third quarter of 2007 were $0.12 and $0.12, respectively, compared to $0.02 and $0.02, respectively, for the third quarter of 2006, prior to Highbury’s acquisition of the U.S. mutual fund business of ABN AMRO. Basic and diluted earnings per share for the third quarter of 2007 were $0.09 and $0.09, respectively, compared to $0.02 and $0.02, respectively, for the same period of 2006. (Cash Net Income is defined in the attached tables.)

For the third quarter of 2007, revenue was $10,157,568, compared to zero for the third quarter of 2006. Adjusted EBITDA for the third quarter of 2007 was $1,511,651, compared to $319,353 for the same period of 2006. (Adjusted EBITDA is defined in the attached tables.)

For the nine months ended September 30, 2007, Cash Net Income was $3,631,858, and Adjusted EBITDA was $4,710,360. For the same period, Net Income was $2,794,975, on revenue of $31,829,001. For the nine months ended September 30, 2006, Cash Net Income was $492,250, and Adjusted EBITDA was $780,600. For the same period, Net Income was $492,250, on revenue of zero.

As of September 30, 2007, Highbury had approximately $5.1 billion of total assets under management, compared to approximately $5.2 billion as of June 30, 2007. As of September 30, 2007, mutual fund assets under management were approximately $5.0 billion, compared to approximately $5.1 billion as of June 30, 2007, a decline of approximately 2%. This decline resulted from net client cash outflows, which represent aggregate contributions from new and existing clients less withdrawals, of $246 million, offset by positive market appreciation of $137 million. During the three months ended September 30, 2007, separate account assets under management increased from $136 million to $137 million.

Since the consummation of the acquisition of the U.S. mutual fund business of ABN AMRO in November 2006, Aston has created five new equity mutual funds. The Aston/Optimum Large Cap Opportunity Fund opened in December 2006, and the Aston/River Road Small-Mid Cap Fund opened in March 2007. In August 2007, the Aston/Neptune International Fund, the Aston/Resolution Global Equity Fund and the Aston/ABN AMRO Global Real Estate Fund commenced operations. During the balance of 2007, Aston expects to open five additional mutual funds, including a mid-cap growth fund subadvised by Montag & Caldwell Investment Counsel; a mid-cap growth fund subadvised by ClariVest Asset Management; a mid-cap value fund subadvised by Cardinal Capital; an international small-cap fund subadvised by Strategic Global Advisors; and an international large-cap fund subadvised by Baring Asset Management.

Richard S. Foote, President and Chief Executive Officer, stated, “In the third quarter of 2007, Highbury’s weighted average assets under management totaled approximately $5.1 billion with a weighted average fee basis of 0.76%. For the first nine months of 2007, Highbury’s weighted average assets under management totaled approximately $5.3 billion with a weighted average fee basis of 0.76%. We expect Highbury’s 2007 Adjusted EBITDA to be 18.2% of affiliate revenue less holding company expenses.”

Mr. Foote concluded, “As of September 30, 2007, Highbury had cash and equivalents, short-term investments and marketable securities of $11.6 million and no debt outstanding. Additionally, Highbury has substantial senior and subordinated term debt capacity. In an amendment to our credit agreement executed on October 31, 2007, our senior lender agreed to a modification of our financial covenants to increase permitted total debt from all sources to 5.0x EBITDA from 2.0x EBITDA. This debt capacity and our expected after-tax free cash flow support our strategy of providing permanent capital solutions to mid-sized investment management firms.”

Highbury is an investment management holding company providing permanent capital solutions to mid-sized investment management firms. We pursue acquisition opportunities and seek to establish accretive partnerships with high quality investment management firms. Highbury’s strategy is to provide permanent equity capital to fund buyouts from corporate parents, buyouts of founding or departing partners, growth initiatives, or exit strategies for private equity funds. This strategy includes leaving material equity interests with management teams to align the interests of management and Highbury’s shareholders and, in general, does not include integrating future acquisitions, although Highbury may execute add-on acquisitions for its current or future affiliates. We seek to augment and diversify our sources of revenue by management team, asset class, investment style, distribution channel, and client type. We intend to fund acquisitions with retained net income or the issuance of debt or equity.

Questions and inquiries for further information may be directed to Richard S. Foote, President and Chief Executive Officer of Highbury Financial Inc. He can be reached via telephone at 212-688-2341. More information is also available at www.highburyfinancial.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Highbury’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Highbury cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Highbury assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Highbury's SEC filings and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of advised or sponsored investment products; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Highbury; (11) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and Highbury; (12) the ability to attract and retain highly talented professionals; and (13) the impact of changes to tax legislation and, generally, the tax position of Highbury.

Highbury's filings with the SEC, accessible on the SEC's website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Highbury Financial Inc.
Financial Highlights

	Three Months	Three Months
	Ended	Ended
	September 30, 2007	September 30, 2006

Revenue	$10,157,568	$—

Net Income	$892,699	$201,013

Cash Net Income (1)	$1,175,816	$201,013

Adjusted EBITDA (2)	$1,511,651	$319,353

Average shares outstanding - basic	9,527,000	9,635,000

Earnings per share - basic	$0.09	$0.02

Average shares outstanding - diluted	9,683,634	9,635,000

Earnings per share - diluted	$0.09	$0.02

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2007	September 30, 2006

Revenue	$31,829,001	$—

Net Income	$2,794,975	$492,250

Cash Net Income (1)	$3,631,858	$492,250

Adjusted EBITDA (2)	$4,710,360	$780,600

Average shares outstanding - basic	9,527,000	8,859,469

Earnings per share - basic	$0.29	$0.06

Average shares outstanding - diluted	11,420,944	8,859,469

Earnings per share - diluted	$0.24	$0.06

Highbury Financial Inc.
Financial Highlights

	September 30, 2007	December 31, 2006

Cash and equivalents, short-term investments and marketable securities	$11,563,864	$6,248,705

Senior debt	$—	$—

Senior convertible debt	$—	$—

Mandatory convertible securities	$—	$—

Other long term obligations	$767,354	$—

Stockholders’ equity	$45,723,754	$44,228,779

Highbury Financial Inc.
Average Shares Outstanding

	Three Months	Three Months
	Ended	Ended
	September 30, 2007	September 30, 2006

Average shares outstanding - basic	9,527,000	9,635,000
Dilutive impact of warrants	156,634	—
Average shares outstanding - diluted	9,683,634	9,635,000

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2007	September 30, 2006

Average shares outstanding - basic	9,527,000	8,859,469
Dilutive impact of warrants	1,893,944	—
Average shares outstanding - diluted	11,420,944	8,859,469

Highbury Financial Inc.
Reconciliations of Performance and Liquidity Measures
	Three Months	Three Months
	Ended	Ended
	September 30, 2007	September 30, 2006

Net Income	$892,699	$201,013
Intangible amortization	—	—
Intangible-related deferred taxes	236,772	—
Affiliate depreciation	46,345	—
Other non-cash expenses	—	—
Cash Net Income (1)	$1,175,816	$201,013

Net Income	$892,699	$201,013
Income tax expense	572,607	118,340
Interest expense	—	—
Intangible amortization	—	—
Depreciation and other amortization	46,345	—
Other non-cash expenses	—	—
Adjusted EBITDA (2)	$1,511,651	$319,353

Cash flow from operations	$1,875,259	$287,143
Interest expense	—	—
Current income tax provision	437,901	194,181
Changes in operating assets and liabilities	(801,509)	(161,971)
Changes in minority interest	—	—
Adjusted EBITDA (2)	$1,511,651	$319,353

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2007	September 30, 2006

Net Income	$2,794,975	$492,250
Intangible amortization	—	—
Intangible-related deferred taxes	710,315	—
Affiliate depreciation	126,568	—
Other non-cash expenses	—	—
Cash Net Income (1)	$3,631,858	$492,250

Net Income	$2,794,975	$492,250
Income tax expense	1,788,817	288,350
Interest expense	—	—
Intangible amortization	—	—
Depreciation and other amortization	126,568	—
Other non-cash expenses	—	—
Adjusted EBITDA (2)	$4,710,360	$780,600

Cash flow from operations	$5,947,396	$(338,319)
Interest expense	—	—
Current income tax provision	1,174,843	492,366
Changes in operating assets and liabilities	(2,198,780)	626,553
Changes in minority interest	(213,099)	—
Adjusted EBITDA (2)	$4,710,360	$780,600

Highbury Financial Inc.
Consolidated Balance Sheets

	September 30, 2007	December 31, 2006

Current assets:
Cash and equivalents	$8,259,926	$6,248,705
Short-term investments	3,106,981	-
Marketable securities	196,957	-
Accounts receivable	3,155,459	3,646,422
Deferred acquisition costs	265,616	-
Prepaid expenses	195,780	221,220
Other current assets	-	13,670
Total current assets	15,180,719	10,130,017

Fixed assets	1,210,616	573,534
Accumulated depreciation	(126,568)	-
Net fixed assets	1,084,048	573,534

Identifiable intangibles	26,753,000	26,753,000
Goodwill	9,673,412	9,673,412
Deferred income taxes	-	87,276
Other long term assets	152,123	150,000

Total assets	$52,843,302	$47,367,239

Current liabilities:
Accounts payable and accrued expenses	$4,329,704	$2,269,470
Income taxes payable	655,792	242,089
Deferred income taxes	526,698	-
Total current liabilities	5,512,194	2,511,559

Deferred rent	767,354	-
Total liabilities	6,279,548	2,511,559

Commitments and contingencies	-	-

Minority interest (3)	840,000	626,901

Stockholders' equity:
Preferred stock, $0.0001 par value, authorized 1,000,000
shares; none issued	-	-
Common stock, $0.0001 par value, authorized 50,000,000
shares; issued and outstanding 9,527,000 shares	953	953
Additional paid-in capital	55,393,484	56,693,484
Accumulated deficit	(9,670,683)	(12,465,658)
Total stockholders' equity	45,723,754	44,228,779

Total liabilities and stockholders' equity	52,843,302	$47,367,239

Highbury Financial Inc.
Consolidated Statements of Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Revenue	$10,157,568	$-	$31,829,001	$-

Operating expenses:
Distribution and sub-advisory costs	(4,735,347)	-	(14,992,086)	-
Compensation and related expenses	(1,777,417)	-	(5,091,841)	-
Other operating expenses	(1,320,117)	(147,649)	(3,891,330)	(408,323)
Depreciation and other amortization	(46,345)	-	(126,568)	-
Amortization of intangible assets	-	-	-	-
Total expenses	(7,879,226)	(147,649)	(24,101,825)	(408,323)
Operating income / (loss)	2,278,342	(147,649)	7,727,176	(408,323)

Non-operating income:
Interest income	135,146	5,812	341,920	9,188
Investment income / (loss)	(473)	461,190	50,221	1,179,735
Total non-operating income	134,673	467,002	392,141	1,188,923

Income before minority interest	2,413,015	319,353	8,119,317	780,600

Minority interest (3)	(947,709)	-	(3,535,525)	-

Income before provision for income taxes	1,465,306	319,353	4,583,792	780,600

Provision for income taxes:
Current	(437,901)	(194,181)	(1,174,843)	(492,366)
Deferred - Intangible-related	(236,772)	-	(710,315)	-
Deferred - Other	102,066	75,841	96,341	204,016
Total income taxes	(572,607)	(118,340)	(1,788,817)	(288,350)

Net income for the period	$892,699	$201,013	$2,794,975	$492,250

Weighted average shares outstanding, basic	9,527,000	9,635,000	9,527,000	8,859,469
Net income per share, basic	$0.09	$0.02	$0.29	$0.06

Weighted average shares outstanding, diluted	9,683,634	9,635,000	11,420,944	8,859,469
Net income per share, diluted	$0.09	$0.02	$0.24	$0.06

Highbury Financial Inc.
Consolidated Statements of Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Cash flows from operating activities:
Net income for the period	$892,699	$201,013	$2,794,975	$492,250

Adjustments to reconcile net income to
net cash used in operating activities:
(Increase) / decrease in deferred taxes	134,706	(75,843)	613,974	(204,018)
Depreciation and other amortization	46,345	-	126,568	-
Minority interest	947,709	-	3,535,525	-

Changes in operating assets and liabilities:
(Increase) / decrease in short-term investments	(41,478)	-	(3,106,981)	-
(Increase) / decrease in marketable securities	473	-	(50,221)	-
(Increase) / decrease in accounts receivable	188,163	-	490,963	-
(Increase) / decrease in prepaid expenses	(121,687)	26,560	25,440	(78,795)
(Increase) / decrease in other current assets	-	-	13,670	-
(Increase) / decrease in other long term assets	(1,108)	-	(2,123)	-
Increase / (decrease) in accounts payable and accrued expenses	(524,334)	402,421	633,810	139,612
(Increase) / decrease in trust account	-	(533,586)	-	(1,134,926)
Increase / (decrease) in deferred investment income	-	72,397	-	185,192
Increase / (decrease) in income taxes payable	265,301	194,181	413,703	262,366
Increase / (decrease) in deferred rent	88,470	-	244,994	-
Increase / (decrease) in minority interest	-	-	213,099	-
Net cash used in operating activities	1,875,259	287,143	5,947,396	(338,319)

Cash flows from investing activities:
Purchase of investments	-	-	(1,400,010)	-
Sale of investments	201,332	-	1,253,274	-
Cash held in trust account	-	-	-	(43,289,567)
Payment of cost of acquisition	-	(384,041)	-	(384,041)
Capital expenditures	(10,232)	-	(114,722)	-
Net cash used in investing activities	191,100	(384,041)	(261,458)	(43,673,608)

Cash flows from financing activities:
Proceeds from sale of shares of common stock and warrants	-	-	-	47,460,000
Proceeds from issuance of option	-	-	-	100
Payments of notes payable, stockholders	-	-	-	(70,000)
Payment of costs of public offering	-	-	-	(2,944,987)
Distributions paid to minority interest holders	(991,992)	-	(2,374,717)	-
Repurchase of underwriters’ purchase option	(1,300,000)	-	(1,300,000)	-
Net cash provided by financing activities	(2,291,992)	-	(3,674,717)	44,445,113

Net increase in cash	(225,633)	(96,898)	2,011,221	433,186
Cash at beginning of period	8,485,559	566,986	6,248,705	36,902
Cash at end of period	$8,259,926	$470,088	$8,259,926	$470,088

Supplemental schedule of non-cash financing and investing activities:
Accrual of deferred acquisition costs	$265,616	$(4,584)	$265,616	$752,381
Accrual of deferred underwriting fees	-	-	-	673,333
Deferred rent and leasehold improvements recorded in connection with construction allowance	-	-	522,360	-

Supplemental disclosure of cash flow information:
Cash paid for taxes	$172,600	$-	$761,139	$232,146

Highbury Financial Inc.
Notes

(1)
As supplemental information, we provide a non-GAAP performance measure that we refer to as Cash Net Income. This measure is provided in addition to, but not as a substitute for, GAAP Net Income. Cash Net Income means the sum of (a) net income determined in accordance with GAAP, plus (b) amortization of intangible assets, plus (c) deferred taxes related to intangible assets, plus (d) affiliate depreciation, plus (e) other non-cash expenses. We consider Cash Net Income an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of our interest in our affiliated investment management firm. Cash Net Income is not a measure of financial performance under GAAP and, as calculated by us, may not be consistent with computations of Cash Net Income by other companies. Cash Net Income is used by our management and board of directors as a performance benchmark.

Since our acquired assets do not generally depreciate or require replacement by us, and since they generate deferred tax expenses that are unlikely to reverse, we add back these non-cash expenses to Net Income to measure operating performance. We will add back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time. The portion of deferred taxes generally attributable to intangible assets (including goodwill) that we do not amortize but which generates tax deductions is added back, because these accruals would be used only in the event of a future sale of Aston or an impairment charge, which we consider unlikely. We will add back the portion of consolidated depreciation expense incurred by Aston because under Aston’s operating agreement we are not required to replenish these depreciating assets. We also add back expenses that we incur for financial reporting purposes for which there is no corresponding cash expense because such expenses cause our Net Income to be understated relative to our ability to generate cash flow to service debt, if any, finance accretive acquisitions, and repurchase securities, if appropriate.

(2)
As supplemental information, we provide information regarding Adjusted EBITDA, a non-GAAP liquidity measure. This measure is provided in addition to, but not as a substitute for, cash flow from operations. Adjusted EBITDA means the sum of (a) net income determined in accordance with GAAP, plus (b) amortization of intangible assets, plus (c) interest expense, plus (d) depreciation, plus (e) other non-cash expenses, plus (f) income tax expense. This definition of Adjusted EBITDA is consistent with the definition of EBITDA used in our credit facility. Adjusted EBITDA, as calculated by us, may not be consistent with computations of Adjusted EBITDA by other companies. As a measure of liquidity, we believe that Adjusted EBITDA is useful as an indicator of our ability to service debt, make new investments and meet working capital requirements. We provide this non-GAAP measure because our management uses this information when analyzing the Company’s financial position.

(3)
Minority interest on the Company’s income statement represents the profits or losses allocated to the Aston management owners for that period.  Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by the Aston management.